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                                                                  EXHIBIT 24.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Schlotzsky's, Inc. and Subsidiaries on Form S-8 (File Nos. 333-03809 and 333-377785) of our report dated April 10, 1998, on our audits of the consolidated financial statements and the financial statement schedule of Schlotzsky's, Inc. and Subsidiaries as of December 31, 1996 and 1997, and for the years ended December 31, 1995, 1996 and 1997, which report is included in this Annual Report on Form 10-K.


                                 /s/ Coopers & Lybrand LLP

                                     COOPERS & LYBRAND L.L.P.